Exhibit 3.1
March, 2019

AMENDED AND RESTATED BYLAWS
OF
MIDWEST HOLDING INC.

ARTICLE I
OFFICES

Section 1. Principal Office. The principal office of the corporation shall be in Lancaster County, Nebraska.

Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Nebraska as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II
SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held in the month of June, at such place and time as the Board of Directors shall determine for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Nebraska, such meeting shall be held on the next succeeding business day. Annual meetings shall be held in the principal office of the corporation or at such other place, either within or without the State of Nebraska, as shall be determined by the Board of Directors. The time and place of such annual meeting shall be stated in the notice or in a duly executed waiver of notice thereof.

Section 2. Special Meetings. Special meetings of the shareholders may be called by the President, the Board of Directors, or the holders of not less than ten percent (10%) of all the shares entitled to vote at a meeting. Special meetings shall be held at such place, either within or without the State of Nebraska, and at such date and time as shall be stated in the notice.

Section 3. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed delivered when deposited in the United States mail addressed to the shareholder at the address appearing on the stock transfer books of the corporation, postage prepaid. Notice need not be given of a meeting adjourned to a different date if the time and place thereof are announced at the meeting at which the adjournment is taken, provided that such adjournment is for less than thirty (30) days and further provided that a new record date is not fixed for the adjourned meeting, in either of which events, written notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at such meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed. A written waiver of notice, whether given before or after the meeting to which it relates, shall be equivalent to the giving of notice of such meeting to the shareholder or shareholders signing such waiver. Attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except when the shareholder attends for the expressed purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 4. Fixing of Record Date. The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to expressed consent to corporate action in writing without a meeting, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose.

The Board of Directors may fix such date to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the Board of Directors has not fixed a record date for determining the shareholders entitled to notice of and to vote at a meeting of shareholders, the record date shall be at the close of business on the day next preceding the day on which the notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If the Board of Directors has not fixed a record date for determining the shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, the record date shall be the day on which the first written consent is expressed by any shareholder. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5. Voting Lists. After the Board of Directors has fixed a record date for a meeting, the Secretary shall make a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order with the address of and number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, beginning two (2) business days after notice of the meeting is given either at a place specified in the notice of the meeting or if not so specified, at the corporation’s principal place of business. A shareholder, his or her agent, or his or her attorney shall be entitled on written demand to inspect and, subject to the requirements of law, to copy the shareholders’ list during regular business hours and at his or her expense during the period it is available for inspection. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders.

Section 6. Quorum and Manner of Acting. At any meeting of the shareholders, a quorum for the transaction of business and voting requirements shall be as provided by the Business Corporation Act or by the Articles of Incorporation of the corporation, as amended from time to time (the “Articles of Incorporation”).

Section 7. Cumulative Voting. Shareholders shall have cumulative voting rights only with respect to the election of Directors.

Section 8. Voting by Proxy. At any meeting of the shareholders, any shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the instrument otherwise provides. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the corporation.

Section 9. Action by Shareholders Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote on the action and such consent is filed with the minutes of the proceedings of the shareholders.

Section 10. Irregularities. All information and/or irregularities in calls, notices of meeting and in the manner of voting, form of proxies, credentials, and method of ascertaining those present, shall be deemed waived if no objection is made at the meeting or if waived in writing.

ARTICLE III
DIRECTORS

Section 1. General Powers. The property and business affairs of the corporation shall be managed by the Board of Directors.

Section 2. Number and Qualification. The Board of Directors shall consist of no less than one and no more than twelve individuals, and the initial number of directors shall be nine. The directors need not be residents of the State of Nebraska, nor shareholders of the corporation. The board of directors may change the number of and qualifications for directors from time to time within the variable range established herein, and with reference to the corporation’s Articles of Incorporation. No change shall affect the incumbent directors during the terms for which they were elected.

Section 3. Election and Tenure. The initial directors are as specified in the Articles of Incorporation, and shall serve until the first annual meeting of shareholders, or until their successors are duly elected and qualified. At the first meeting of the shareholders and at each annual meeting thereafter, the shareholders shall elect directors who shall hold office until the next succeeding annual meeting and until their successors have been elected and qualified unless their service is earlier terminated because of death, resignation, or removal. Upon acceptance of the subscriptions to shares by the corporation, the corporation shall be deemed to have shareholders for the purposes of the first meeting of shareholders of the corporation.

Section 4. Vacancies. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or a special meeting of shareholders called expressly for that purpose. Vacancies caused by any other cause may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. If at any time, by reason of death or resignation or other cause, the corporation has no Directors in office, then any officer or any shareholder or an executor, administrator, trustee or guardian of a shareholder, may call a special meeting of shareholders for the purpose of filling vacancies in the Board of Directors. If one or more Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided in this section in the filling of other vacancies.

Section 5. Removal. At a meeting of the shareholders called expressly for that purpose, directors may be removed in the manner hereinafter provided. Any director, or the entire Board of Directors, may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire Board of Directors.

Section 6. Quorum. A majority of the fixed number of directors shall constitute a quorum for the transaction of any business at any meeting of the Board of Directors. The act of a majority of the directors present at a meeting at which quorum is present shall be the act of the Board of Directors. If less than a quorum is present at any meeting, the majority of those present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 7. Annual Meeting. The annual meeting of the Board of Directors shall be held without notice other than this Bylaw immediately following adjournment of the annual meeting of shareholders and shall be held at the same place as the annual meeting of shareholders unless some other place is agreed upon by vote of a majority of the then elected Board of Directors.

Section 8. Special Meetings. Special meetings of the Board of Directors may be called by its chairperson or a majority of the Board of Directors, and shall be held at the principal office of the corporation or at such other place, either within or without the State of Nebraska, and at such date and time, as the notice may state.

Section 9. Notice. Notice of special meetings of the Board of Directors shall be delivered to each director at his or her last known address at least two (2) days prior to the date of holding said meetings. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the expressed purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 10. Action Without a Meeting. Any action required to be taken at a meeting of the Board of Directors, or of any committee, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote. The consent may be executed by the directors in counterparts.

Section 11. Voting. At all meetings of the Board of Directors, each director shall have one vote.

Section 12. Presumption of Assent. Except as required by the Business Corporation Act, a director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken.

Section 13. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 14. Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, appoint an executive committee and one or more other committees, each committee to consist of two or more directors of the corporation, which committees shall, to the extent permitted by law, have and may exercise such powers of the Board of Directors in the management of the business and affairs of the corporation as shall be delegated to them.

Section 15. Electronic Communication. Members of the Board of Directors or any committee appointed by the Board of Directors may participate in a meeting of such Board or committee by means of a conference telephone or other communications equipment by which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 16. Resignations. Any Director may resign at any time by giving written notice of his or her resignation to the Board of Directors or the corporation. Any such resignation shall take effect upon delivery unless a later date is specified therein.

ARTICLE IV
OFFICERS

Section 1. Number and Qualification. The officers of the corporation shall consist of a Chief Executive Officer, a President, an Executive Chairman, one or more Vice Presidents (as the Board of Directors shall determine), a Secretary, a Treasurer, and such other officers and agents as may be deemed necessary by the Board of Directors.

Section 2. Election and Tenure. The officers of the corporation shall be elected by the Board of Directors. Each officer shall hold office for a term of one year or until his or her successor shall have been duly elected and shall have become qualified, unless his or her service is terminated sooner because of death, resignation, removal, or otherwise. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 3. Removal. Any officer or agent of the corporation, elected or appointed by the Board of Directors, may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Vacancies. Vacancies occurring in any office by reason of death, resignation, or otherwise may be filled by the Board of Directors.

Section 5. Resignations. Any officer may resign at any time by giving written notice of his or her resignation to the corporation. Any such resignation shall take effect upon delivery unless a later date is specified therein.

Section 6. Duties and Authority of Officers. Unless otherwise specified by resolution or decision of the Board of Directors, the officers of the corporation shall have the authority and shall exercise the powers and perform the duties specified below and as may be additionally specified by the Board of Directors or these Bylaws (and in all cases where the duties of any officer are not prescribed by the Bylaws or by the Board of Directors, such officer shall follow the orders and instructions of the Executive Chairman, Chief Executive Officer or the President). Except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

(a) Executive Chairman. The Board of Directors may elect one of its own members to be the Executive Chairman, who shall serve as a full time executive officer of the corporation. The Executive Chairman shall preside at all meetings of the Board of Directors. He or she shall have and perform such duties as usually devolved upon such office and such other duties as are prescribed or assigned by these Bylaws and by the Board of Directors. He or she shall have the power to sign all stock certificates. The Executive Chairman shall preside at all meetings of the shareholders.

(b) Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer acting alone, shall be vested with the authority to act for the corporation, shall exercise general and active management, supervision, and direction over the business and affairs of the corporation and over its other officers other than the Executive Chairman and such other general powers and duties of supervision and management as usually devolved upon such office and as may be prescribed or assigned by the Bylaws and from time to time by the Board of Directors. The Chief Executive Officer shall have the power to sign certificates, contracts, obligations and other instruments of the corporation that are so authorized.

(c) President. The President shall have such powers and perform such duties as the Board of Directors may from time-to-time prescribe, and shall perform such other duties as may be prescribed by these Bylaws. The President shall: (a) see that all orders and resolutions of the Board of Directors are carried into effect; (b) sign, with the Secretary or an Assistant Secretary, certificates for stock of the corporation; and (c) have the right to sign, execute and deliver in the name of the corporation all deeds, mortgages, bonds, contracts, or other instruments authorized by the Board of Directors, except in cases where the signing, execution, or delivery thereof is expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation or where any of them is required by law otherwise to be signed, executed, or delivered

(c) Secretary. The Secretary shall attend and keep minutes of the meetings of the shareholders, the Board of Directors, and the committees of the Board of Directors in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, be the custodian of the corporate records and be responsible for authenticating records of the corporation, sign with a duly appointed officer of the corporation certificates for shares of the corporation the issuance of which shall be authorized by resolution of the Board of Directors, and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Board of Directors.

(d) Treasurer. The Treasurer shall have charge and custody and be responsible for all funds and securities of the corporation, receive and give receipts for all securities and monies due and payable to the corporation from any source whatsoever, deposit all such monies in the name of the corporation in such banks, trust companies, or in other depositories as shall be selected in accordance with the provisions of these Bylaws, be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all monies so disbursed, and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board of Directors. If required by the Board of Directors, the Treasurer shall give bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

(e) Assistant Officers. Any persons elected as assistant officers shall assist in the performance of the duties of the designated office and such other duties as shall be assigned to them by the Board of Directors or the officer for which they are an assistant.

Section 7. Salaries. The salaries of the officers and agents of the corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the corporation.

Section 8. Combination of Offices. Any two of the offices hereinabove enumerated may be held by one and the same person, if such person is so elected or appointed.

ARTICLE V
STOCK

Section 1. Certificates. Every holder of stock in the corporation shall be entitled to have a certificate signed in the name of the corporation, either manually or by facsimile, by the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for stock of the corporation shall be consecutively numbered, state the number of shares represented thereby, and otherwise be in such form as shall be determined by the Board of Directors, subject to such requirements as are imposed by the Business Corporation Act. The names and addresses of the persons to whom the shares represented by certificates are issued shall be entered on the stock transfer books of the corporation, together with the number of shares and the date of issue, and in the case of cancellation, the date of cancellation.

Certificates surrendered to the corporation for transfer shall be cancelled, and no new certificate shall be issued in exchange for such shares until the original certificate has been cancelled; except that in the case of a lost, stolen, destroyed, or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 2. Transfer of Stock. Transfers of shares of stock of the corporation shall be made by the holder of record thereof or by his or her legal representative or attorney in fact, who shall furnish proper evidence of authority to transfer to the Secretary, only on the stock transfer books of the corporation and upon surrender of the certificate or certificates for such shares properly endorsed. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

ARTICLE VI
DIVIDENDS AND BANK ACCOUNT

Section 1. Dividends. In addition to other dividends authorized by law, the Board of Directors, by resolution, may from time to time declare dividends to be paid out of the unreserved and unrestricted earned surplus of the corporation, but no dividend shall be paid when the corporation is insolvent, when the payment thereof would render the corporation insolvent or when otherwise prohibited by law.

Section 2. Bank Account. The funds of the corporation shall be deposited in such banks, trust funds, or depositories as the Board of Directors may designate and shall be withdrawn upon the signature of the President and/or upon the signatures of such other person or persons as the directors may by resolution authorize.

ARTICLE VII
AMENDMENTS

Except as otherwise provided by law, these Bylaws may be altered, amended, or repealed either by the Board of Directors or by the shareholders.

ARTICLE VIII
WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of the Articles of Incorporation, these Bylaws, or the Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

ARTICLE IX
INDEMNIFICATION OF DIRECTORS, OFFICERS,
EMPLOYEES, AND AGENTS

Section 1. Action in Good Faith. To the extent permitted by law, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or as a trustee, officer, employee, or agent of an employee benefit plan of the corporation, against expenses, including attorney fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 2. Insurance. To the extent permitted by law, the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against any liability asserted against him or her and incurred in such capacity or arising out of his or her status as such, regardless of whether the corporation would have the power to indemnify him or her against such liability.

Section 3. Non-exclusive. The indemnity provided for by this Article IX shall not be deemed to be exclusive of any other rights to which those indemnified may be otherwise entitled, nor shall the provisions of this Article IX be deemed to prohibit the corporation from extending its indemnification to cover other persons or activities to the extent permitted by law or pursuant to any provision in the Bylaws.

ARTICLE X
FISCAL YEAR

Section 1. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors, and may thereafter be changed from time to time by action of the Board of Directors.